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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12.
QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
UTILICORP UNITED INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

        UtiliCorp United Inc., a Delaware corporation ("UtiliCorp"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the "SEC") on March 12, 2002 with respect to the solicitation of proxies for electing nominees to the board of directors of Quanta Services, Inc. ("Quanta") at the 2002 annual meeting of stockholders of Quanta (the "Quanta Annual Meeting").

March 12, 2002

Dear Fellow Quanta Stockholder:

        For those of you who do not know us, UtiliCorp United Inc. is a leading multinational energy solutions provider based in Kansas City. We are an 85-year old company with a proven track record of maximizing stockholder value. We are also the largest stockholder of Quanta Services, Inc. with a 38.6% interest in Quanta. Please take time to learn more about us and our business philosophies and strategies by visiting our website at www.utilicorp.com.

        As you may know, we have notified Quanta of our intention to propose an alternative slate of directors for election at Quanta's next annual meeting. We believe, given Quanta's disappointing financial performance, that the interests of all stockholders would be better served if our nominees are elected. All of our nominees are experienced business people with a wide range of knowledge and expertise, and three are independent of us and will qualify to serve on Quanta's Audit Committee under applicable New York Stock Exchange standards. Our nominees are fully committed to protecting the interests of all Quanta stockholders by pursuing initiatives that will enhance the value of Quanta's shares.

        In the near future, we will be sharing information with you about our nominees and our definitive plans for increasing stockholder value. Along those lines, we are currently working with our financial advisor, Salomon Smith Barney, to evaluate a full range of options, including actively seeking investors that will advance Quanta's strategy, implementing a stock repurchase program or putting Quanta up for sale. We encourage you to contact our investor relations department at the number set forth below to share your views or suggestions on how to increase the value of your investment in Quanta.

        Recently, Quanta's management has turned up the level of rhetoric, charging us with malicious intentions such as "trying to steal" the company. These accusations are completely unfounded and are simply designed to divert your attention from management's disappointing performance. You can rest assured that we will not engage in similar mudslinging or hyperbole. Instead, our focus will be economic, and we will use our time and resources to develop and present a sound program that will deliver value to all stockholders.

        In a few weeks, we will be sending you proxy materials that will describe the backgrounds of our nominees and the details of our program for enhancing stockholder value. We will also seek your support of our nominees. Please carefully review and consider this information. If you have any questions or comments, please call our investor relations department at 816-527-1409 or Morrow & Co., Inc., our proxy solicitor, at 1-800-607-0088.

        Please note that on March 15, 2002, we intend to change our name to Aquila, Inc. As a result, future communications from us will be under the Aquila name.

        We look forward to working with you.

Very truly yours,
Robert K. Green President and Chief Executive Officer of UtiliCorp Director of Quanta

UtiliCorp United Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to UtiliCorp's solicitation of proxies from Quanta stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. UTILICORP UNITED INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. UtiliCorp's proxy statement and other relevant documents will be available free at www.sec.gov. You may also obtain a free copy of UtiliCorp's proxy statement, when it becomes available, by writing to UtiliCorp United Inc. at 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow & Co., Inc. toll free, at 1-800-607-0088. DETAILED INFORMATION REGARDING THE NAMES, AFFILIATION AND INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF QUANTA'S STOCKHOLDERS IS AVAILABLE IN THE SOLICITING MATERIALS ON SCHEDULE 14A BEING FILED BY UTILICORP WITH THE SEC ON MARCH 12, 2002.

IMPORTANT INFORMATION

        UtiliCorp plans to file a proxy statement with the SEC relating to UtiliCorp's solicitation of proxies from the stockholders of Quanta with respect to the election of directors at the Quanta Annual Meeting. UTILICORP ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. UtiliCorp's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of UtiliCorp' proxy statement, when it becomes available, by writing to UtiliCorp United Inc. at 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow and Co., Inc. toll free at 1-800-607-0088.

INFORMATION REGARDING PARTICIPANTS

        UtiliCorp and certain directors and executive officers of UtiliCorp may be deemed to be participants in UtiliCorp's solicitation of proxies in connection with the election of directors of Quanta at the Quanta Annual Meeting (the "Solicitation"). The current directors and executive officers of UtiliCorp that may be deemed to be participants in the Solicitation (the "Individual Participants") are: Robert K. Green (President and Chief Executive Officer and a director), Edward K. Mills (Senior Vice President), R. Paul Perkins (Senior Vice President, Corporate Development), John A. Shealy (Senior Vice President, Corporate Development), Keith G. Stamm (President and Chief Operating Officer, Global Networks Group), and Daniel J. Streek (Senior Vice President and Chief Financial Officer).

        In addition, individuals nominated by UtiliCorp for election to the board of directors of Quanta (the "Nominees") are deemed participants in connection with the Solicitation. The Nominees deemed to be participants in the Solicitation are: Terrence P. Dunn, Robert K. Green, Richard C. Kreul, Robert E. Marsh, Edward K. Mills, R. Paul Perkins, Bruce A. Reed, Keith G. Stamm and William H. Starbuck, Ph.D. In addition to the Individual Participants, Messrs. Kruel (Vice President, Energy Delivery) and Reed (Senior Vice President and General Manager of Acquila Inc.'s Capital Group) are officers of UtiliCorp.

        UtiliCorp has an interest in the Solicitation from its beneficial ownership of 3,444,961 shares of Series A convertible preferred stock, par value $0.00001, of Quanta (the "Series A Convertible Preferred Stock") and 12,018,374 shares of common stock, par value $0.00001, of Quanta (the "Common Stock"). Robert K. Green has an interest in the Solicitation from his beneficial ownership of phantom stock units with respect to 26,768 shares of Common Stock and options to purchase 30,000 shares of Common Stock, and Terrence P. Dunn has an interest in the Solicitation from his beneficial ownership of 5,000 shares of Common Stock and options to purchase 15,000 shares of Common Stock. In addition, Robert K. Green and Terrence P. Dunn are also directors of Quanta and receive customary compensation from Quanta in exchange for their services. Information regarding the interests and affiliations of Robert K. Green and Terrence P. Dunn with Quanta is contained in Quanta's Annual Report on Form 10-K for the year ended December 31, 2000 and its proxy statement for the annual meeting of stockholders of Quanta held on May 24, 2001, which are filed with the SEC. Finally, UtiliCorp appointed Keith G. Stamm as a director of Quanta to replace James G. Miller (who retired in November 2001) as one of three directors on Quanta's Board exclusively elected by the owner of the Series A Convertible Preferred Stock; however, Quanta has not recognized such appointment.

        In addition, the Individual Participants and the Nominees who are officers of UtiliCorp have interests in the Solicitation from their positions as directors and/or officers of UtiliCorp, for which they receive customary compensation from UtiliCorp in exchange for their services. Information regarding the interests and affiliations of such Individual Participants and Nominees with UtiliCorp is contained in UtiliCorp's Annual Report on Form 10-K for the year ended December 31, 2000 and its proxy statement for the annual meeting of stockholders of UtiliCorp held on May 2, 2001, which are filed with the SEC. The Individual Participants and the Nominees also have interests in the Solicitation as stockholders of UtiliCorp. The beneficial ownership of the Individual Participants and Nominees of common stock and stock options of UtiliCorp is set forth below:

Name of Director/Officer	UtiliCorp Common Stock		UtiliCorp Stock Options (1)
Terrence P. Dunn	—		—
Robert K. Green	2,650,189	(2)	490,096
Richard C. Kreul	27,303		11,938
Robert E. Marsh	—		—
Edward K. Mills	76,762		74,700
R. Paul Perkins	26,386		—
Bruce A. Reed	66,076		17,037
John A. Shealy	88,250		48,450
Keith G. Stamm	81,355		72,447
William H. Starbuck, Ph.D.	—		—
Daniel J. Streek	9,538		5,600
(1)
Such options are exercisable within 60 days of 12/31/01
(2)
Includes 2,117,600 shares of common stock of UtiliCorp held in the Green Family UCU Limited Partnership

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Explanatory Note
IMPORTANT INFORMATION
INFORMATION REGARDING PARTICIPANTS